                             LETTER OF TRANSMITTAL

                               OFFER TO EXCHANGE

             $180,000,000 OF 11 1/2% FIRST MORTGAGE NOTES DUE 2009

                                      OF

                 RESORTS INTERNATIONAL HOTEL AND CASINO, INC.

                        IRREVOCABLY AND UNCONDITIONALLY
                        GUARANTEED ON A SENIOR BASIS BY

                       RESORTS INTERNATIONAL HOTEL, INC.

                                      AND

                       NEW PIER OPERATING COMPANY, INC.

                       FOR SUBSTANTIALLY IDENTICAL NOTES
                      REGISTERED UNDER THE SECURITIES ACT

EXPIRATION DATE: 5:00 P.M., NEW YORK CITY TIME,       , 2002
EXCHANGE AGENT:  DEUTSCHE BANK TRUST COMPANY AMERICAS, TELEPHONE: (800)
                 735-7777; FAX: (615) 835-3701

      By execution of this Letter of Transmittal, the undersigned acknowledges
receipt of the Prospectus dated       , 2002 (the "Prospectus") of Resorts
International Hotel and Casino, Inc. (the "Company") and Resorts International Hotel, Inc. ("Resorts") and New Pier Operating Company, Inc. ("New Pier" and together with Resorts, the "Guarantors") which, together with this Letter of Transmittal and the instructions hereto (the "Letter of Transmittal"), constitutes the Company's and the Guarantors' offer (the "Exchange Offer") to exchange new notes (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for the outstanding notes listed above (the "Original Notes"), pursuant to a registration statement of which the Prospectus constitutes a part, upon the terms and subject to the conditions set forth in the Prospectus. Tenders of Original Notes will be accepted only in authorized denominations of $1,000. All capitalized terms used and not defined herein shall have the meanings given to them in the Prospectus.

      Because all of the Original Notes are held in book-entry accounts maintained by the Exchange Agent at DTC, this Letter of Transmittal need not be manually executed (other than if the undersigned is delivering a Notice of Guaranteed Delivery); PROVIDED, HOWEVER, that tenders of Original Notes must be effected in accordance with the procedures mandated by DTC's Automated Tender Offer Program ("ATOP"). To tender Original Notes in this manner, the electronic instructions sent to DTC and transmitted to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by and make all of the representations in this Letter of Transmittal. In all other cases, a Letter of Transmittal must be manually executed and delivered to the Exchange Agent in the manner set forth on the final page of this Letter of Transmittal.

      Any questions regarding the Exchange Offer or requests for material should be directed to Deutsche Bank Trust Company Americas at telephone (800) 735-7777.

      Delivery of this Letter of Transmittal in a manner or to an address, or transmission via telegram, telex or facsimile, other than as set forth above will not constitute a valid delivery.

Ladies and Gentlemen:

      Subject to the terms of the Exchange Offer, the undersigned hereby tenders to the Company and the Guarantors the principal amount of Original Notes indicated below. Subject to and effective upon the acceptance for exchange of the principal amount of Original Notes tendered in accordance with this Letter of Transmittal, the undersigned sells, assigns and transfers to, or upon the order of, the Company and the Guarantors all right, title and interest in and to the Original Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company and the Guarantors and as Trustee under the Indenture for the Original Notes and the Exchange Notes) with respect to the tendered Original Notes with full power of substitution to (i) deliver certificates for such Original Notes to the Company and the Guarantors, or transfer ownership of such Original Notes on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company and the Guarantors and (ii) present such Original Notes for transfer on the books of the Company and the Guarantors and receive all benefits and otherwise exercise all rights of beneficial ownership of such Original Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

      The undersigned hereby represents and warrants that he or she has full power and authority to tender, sell, assign and transfer the Original Notes tendered hereby and that the Company and the Guarantors will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are acquired by the Company and the Guarantors. The undersigned also acknowledges that this Exchange Offer is being made in reliance upon an interpretation by the staff of the Securities and Exchange Commission and the Exchange Notes issued in exchange for the Original Notes pursuant to the Exchange Offer may be offered for sale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, the undersigned represents that such Original Notes were acquired as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      The undersigned represents that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned, (ii) neither the undersigned holder of Original Notes nor any other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Original Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company or the Guarantors within the meaning of Rule 405 of the Securities Act or, if the undersigned is an affiliate, that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

      The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company and the Guarantors to be necessary or desirable to complete the assignment and transfer of the Original Notes tendered hereby.

      For purposes of the Exchange Offer, the Company and the Guarantors shall be deemed to have accepted validly tendered Original Notes when, as and if the Company and the Guarantors have given written notice thereof to the Exchange Agent and complied with the applicable provisions of the Registration Rights Agreement. If any tendered Original Notes are not accepted for exchange pursuant to the Exchange Offer for any reason or if Original Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Original Notes will be credited by book-entry transfer to the account at DTC from which they were tendered as promptly as practicable after the expiration or termination of the Exchange Offer.

      All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned and every obligation under this Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, successors and assigns.

      The undersigned understands that tenders of Original Notes pursuant to the procedures described under the caption "The Exchange Offer--Procedure for Tendering Original Notes" in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Company and the Guarantors upon the terms and subject to the conditions of the Exchange Offer.

TO BE COMPLETED:

      THE BRACKETED INFORMATION IS REQUESTED BUT IS NOT REQUIRED. All other questions must be answered unless otherwise indicated. Only one offer may be submitted by or on behalf of each beneficial holder owner of Original Notes.


[Name of Beneficial Owner:                              -------------------------------

      Contact Person                                    -------------------------------

      Address                                           -------------------------------

      Telephone (with international dialing code)       -------------------------------

      Facsimile (with international dialing code)                                           ]
                                                        -------------------------------

PRINCIPAL AMOUNT TENDERED                                    PRINCIPAL
NOTE DESCRIPTION             SERIES   CUSIP       ISIN        AMOUNT
-------------------------    ------   -----       ----       ---------
11 1/2% First Mortgage Notes 144A   76118PAA1 US76118PAA12 -------------
11 1/2% First Mortgage Notes REG S  U76197AA7 USU76197AA79 -------------
11 1/2% First Mortgage Notes IAI    76118PAB9 US76118PAB94 -------------


1.Company Name of Direct Participant in DTC signing:

      Contact Person                                    -----------------------------

      Address                                           -----------------------------

      Telephone (with international dialing code)       -----------------------------

      Facsimile (with international dialing code)                                         ]
                                                        -----------------------------

      CHECK HERE AND FILL IN YOUR NAME AND ADDRESS IF YOU ARE A BROKER-DEALER AND YOU HOLD ORIGINAL NOTES THAT YOU RECEIVED AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES.


Name:____

Address:



2. The undersigned hereby makes all acknowledgments, representations, warranties, agreements and authorizations described in this Letter of Transmittal.

3. [_]CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

       Name of Registered Holder(s)
                                                -----------------------------

       Name of Eligible Institution that
       Guaranteed Delivery
                                                -----------------------------

                               PLEASE SIGN HERE

      This Letter of Transmittal must be signed by the holder(s) of Original Notes exactly as their name(s) appear(s) on a security position listing as the owner of Original Notes. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to the Company and the Guarantors of such person's authority to so act. See Instruction 3 herein.

X                                                            Date:
 -------------------------------------                       -----------------------------

X                                                            Date:
 -------------------------------------                       -----------------------------
  SIGNATURE(S) OF HOLDER(S) OR
  AUTHORIZED SIGNATORY

Name(s):                                                     Address:
       -------------------------------                       -----------------------------
                (PLEASE PRINT)                                      (INCLUDING ZIP)

Capacity(ies):                                               Area Code and Telephone No.:
          ----------------------------                       -----------------------------

Employer Identification No(s):
                      ----------------

Signature(s) Guaranteed
by an Eligible Institution:
(If required by             ---------------------------------------------------------
Instruction 3)                                (AUTHORIZED SIGNATURE)
                            ---------------------------------------------------------
                                                      (TITLE)

                            ---------------------------------------------------------
                                                  (NAME OF FIRM)

                                 INSTRUCTIONS

        FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

      1.  DELIVERY OF THIS LETTER OF TRANSMITTAL AND
CERTIFICATES. Certificates for all physically delivered Original Notes, as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at any of its addresses set forth herein on or prior to the Expiration Date. The method of delivery of this Letter of Transmittal, the Original Notes and any other required documents is at the election and risk of the tendering holder and, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that tendering holders use an overnight or hand delivery service.

      Holders whose Original Notes are not immediately available or who cannot deliver their Original Notes and all other required documents to the Exchange Agent on or prior to the Expiration Date may tender their Original Notes pursuant to the guaranteed delivery procedure set forth in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures". Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution (as defined in the Prospectus); (ii) on or prior to the Expiration Date, the Exchange Agent must have received from such Eligible Institution a letter, telegram or facsimile transmission setting forth the name and address of the tendering holder and, the names in which such Original Notes are registered, and, if possible, the certificate numbers of the Original Notes to be tendered; and (iii) all tendered Original Notes as well as this Letter of Transmittal and all other documents required by this Letter of Transmittal must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such letter, telex, telegram or facsimile transmission, all as provided in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures".

      No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders, by execution of this Letter of Transmittal (or facsimile thereof), shall waive any right to receive notice of the acceptance of the Original Notes for exchange.

      2. PARTIAL TENDERS; WITHDRAWALS. If less than the entire principal amount of Original Notes evidenced by a submitted certificate is tendered, the tendering holder must fill in the principal amount tendered in the box entitled "Principal Amount Tendered". A newly issued certificate for the principal amount of Original Notes submitted but not tendered will be sent to such holder as soon as practicable after the Expiration Date. All Original Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

      Tenders of Original Notes pursuant to the Exchange Offer are irrevocable, except that Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To be effective, an electronic ATOP transmission notice of withdrawal must be timely received by the Exchange Agent. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Original Notes to be withdrawn, the identity of the Original Notes to be withdrawn including the principal amount of such Original Notes, must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the trustee that the person withdrawing the tender has succeeded to the beneficial ownership of the Original Notes being withdrawn, and must specify the name in which to register the withdrawn Original Notes if other than the holder. The Exchange Agent will return the properly withdrawn Original Notes promptly following receipt of notice of withdrawal.

      3. SIGNATURE ON THIS LETTER OF TRANSMITTAL; WRITTEN INSTRUMENTS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES. If this Letter of Transmittal is signed by the registered holder(s) of the Original Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

      If any of the Original Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

      If a number of Original Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of Original Notes.

      The Exchange Agent shall be entitled to rely on the genuineness of all signatures submitted.

      When this Letter of Transmittal is signed by the registered holder or holders of Original Notes listed and tendered hereby, no endorsements of certificates or separate written instruments of transfer or exchange are required.

      If this Letter of Transmittal is signed by a person other than the registered holder or holders of the Original Notes listed, such Original Notes must be endorsed or accompanied by separate written instruments of transfer or exchange in form satisfactory to the Company and the Guarantors and duly executed by the registered holder or holders, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the Original Notes.

      If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company or the Guarantors, proper evidence satisfactory to the Company and the Guarantors of their authority so to act must be submitted.

      Endorsements on certificates or signatures on separate written instruments of transfer or exchange required by this Instruction 3 must be guaranteed by an Eligible Institution.

      Signatures on this Letter of Transmittal need not be guaranteed by an Eligible Institution, provided the Original Notes are tendered: (i) by a registered holder of such Original Notes or (ii) for the account of any Eligible Institution.

      4. TRANSFER TAXES. The Company or the Guarantors shall pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes, or Original Notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Notes tendered hereby, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

      Except as provided in this Instruction 4, it will not be necessary for transfer tax stamps to be affixed to the Original Notes listed in this Letter of Transmittal.

      5. WAIVER OF CONDITIONS. The Company and the Guarantors reserve the absolute right to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

      6. MUTILATED, LOST, STOLEN OR DESTROYED NOTES. Any holder whose Original Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

      7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number set forth above. In addition, all questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address specified in the Prospectus.

      8. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Letters of Transmittal or Original Notes will be resolved by the Company and the Guarantors, whose determination will be final and binding. The Company and the Guarantors reserve the absolute right to reject any or all Letters of Transmittal or tenders that are not in proper form or the acceptance of which would, in the opinion of the Company's counsel, be unlawful. The Company and the Guarantors also reserve the right to waive any irregularities or conditions of tender as to the particular Original Notes covered by any Letter of Transmittal or tendered pursuant to such Letter of Transmittal. None of the Company, the Guarantors, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The Company's and the Guarantors' interpretation of the terms and conditions of the Exchange Offer shall be final and binding.

      9. DEFINITIONS. Capitalized terms used in this Letter of Transmittal and not otherwise defined have the meanings given in the Prospectus.

IMPORTANT:  This Letter of Transmittal or a facsimile thereof (together with certificates for Original Notes and all other required documents), an ATOP transmission in accordance with DTC's procedures or a Notice of Guaranteed Delivery must be received by the Exchange Agent on or prior to the Expiration Date.